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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES



Page-Com GP, Inc.                                           Delaware

BearCom LP, Inc.                                            Delaware

BearCom Operating, L.P.                                     Texas

Racomm, Inc.                                                Nevada

Bear Communications, Inc.                                   California

Cellular City, Inc.                                         Nevada

Condor Holdings, Inc.                                       Delaware